Exhibit 99.2

Armstrong Deploys Terayon DM 6400 Network CherryPicker
for All-Digital Network Transition

Digital Simulcast is the First Step in Armstrong’s All-Digital Migration

Santa Clara, California — July 19, 2005 — Terayon Communication Systems, Inc. (NASDAQ: TERN), a leading provider of digital networking applications and home access solutions, today announced that Armstrong has deployed the Terayon DM 6400 Network CherryPicker™ platform to play a key role in Armstrong’s evolution to an all-digital network for the delivery of advanced broadband video, data and voice services to its subscribers.

     Armstrong has deployed the Terayon CherryPickers to enable a range of applications in conjunction with its all-digital network transition. At its master headend in Zelienople, PA, Armstrong is relying on the CherryPickers to rate shape and statistically remulitpex both nationally delivered digital programming and locally encoded MPEG-2 streams for distribution throughout its entire network. Additional CherryPickers have been deployed to enable Comcast Spotlight, which has an agreement with Armstrong to sell advertising reaching their subscribers in most Armstrong markets, to insert local ads on digital networks.

     “With the constant demand for more high-definition services, On-demand video and faster high-speed data services, the efficient use of every megahertz of bandwidth is more important than ever,” said Michael Giobbi, vice president of engineering and technology for Armstrong. “In our evaluations of several products, the Terayon DM 6400 Network CherryPicker offered significant advantages in the areas of cost effectiveness and headend footprint, as well as its ability to optimize the critical balance between bandwidth efficiency and high picture quality.”

     “Armstrong is one of several innovative operators capitalizing on the simulcasting of digital and analog programming to accelerate a smooth, subscriber-friendly transition to all-digital,” said Andrew Steele, Terayon vice president of marketing and corporate development. “Armstrong’s deployment of the our DM 6400 Network CherryPicker further validates our market-leading reputation for enabling companies to accelerate their deployments of all-digital networks and services. “

About the Terayon DM 6400 Network CherryPicker

     The DM 6400 is the flagship model in the Terayon Network CherryPicker line of digital video networking platforms, which enable telecom carriers, cable operators and satellite providers to deliver a wide range of digital programming services and applications. The DM 6400 utilizes advanced proprietary ASIC (Application Specific Integrated Circuit) chips designed for the unique computational requirements of MPEG compressed digital video, combined with powerful digital video processing software, to deliver superior picture quality for both standard definition (SD) and high definition (HD) digital video services. Terayon continues to develop the CherryPicker line with the addition of new functionality and support for new standards, including MPEG-4 AVC and VC-1.

About Armstrong

     Armstrong provides television, telephone, and high-speed Internet services to customers in Pennsylvania, Ohio, West Virginia, Kentucky, and Maryland, and is the 18th largest MSO in the nation.

About Terayon

     Terayon Communication Systems, Inc. (NASDAQ: TERN) provides digital video networking applications and home access solutions that enable the delivery of advanced digital video, voice and data services. Service providers worldwide have deployed more than 5,000 of Terayon’s digital video systems to brand their programming, insert millions of digital ads, offer HDTV and other digital video services. More than five million Terayon cable modems and other home access solutions have been deployed by cable operators globally to provide broadband Internet access and VoIP telephony. Terayon maintains its headquarters in Santa Clara, California; has sales and support offices worldwide and is on the web at www.terayon.com

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Press contact:	Investor contact:
Rebecca West (415) 402-0230 rebecca@atomicpr.com	Eileen Morcos (408) 235-5544 eileen.morcos@terayon.com

“Safe Harbor” Statements under the Private Securities Litigation Reform Act of 1995:
Except for the historical information contained herein, this news release contains forward-looking statements, estimates and assumptions by Terayon and other parties that involve risks and uncertainties, including the performance and capabilities of Terayon’s DM 6400 products, as well as the other risks and uncertainties detailed from time to time in Terayon’s filings with the SEC, including the 10-K for the year ended Dec. 31, 2004, and the 10-Q for the quarter ended March 31, 2005.

Note: Terayon, CherryPicker and the Terayon logo are registered trademarks of Terayon Communication Systems, Inc. All other trademarks are property of their respective owners.

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